                  DIRECT REGISTRATION TRANSACTION ADVICE

Company Name:                               Transfer Agent: THE BANK OF NEW YORK
Security Description:                       Transfer Agent Account Number:
CUSIP Number:                               Telephone Number:
Account Registration:                       Transaction Date:

                                            Transaction Description:
                                            Transaction Advice Number:
                                            Transaction Shares:
                                            DRS Current Balance:

                                            BROKER/DEALER INFORMATION

                                            Name:
                                            Participant Number:
                                            Customer Account Number:

   RETAIN THIS ADVICE AS A RECORD OF YOUR OWNERSHIP OF THE ABOVE SECURITIES.

                             FOLD AND DETACH HERE

--------------------------------------------------------------------------------------------------------------------------
COMPLETE THIS FORM TO AUTHORIZE THE BANK OF NEW YORK TO ADD/CHANGE BROKER/DEALER INFORMATION OR TO ELECTRONICALLY
TRANSFER YOUR DIRECT REGISTRATION SHARES TO THE BROKER/DEALER YOU DESIGNATE.

/ / Add to/change my account to reflect the                 / / Electronically transfer (by indicating below)
    following Broker/Dealer Information:                        Direct Registration Shares from my account to the
                                                                Broker/Dealer and related Broker/Dealer Customer
___________________   ________________________________          Account Number designated on my account.
Broker/Dealer Name    Broker/Dealer Participant Number          / / / / / / /
                                                                Indicate Number of shares  OR  All shares (check here) / /
______________________________________________________
      Broker/Dealer Customer Account Number
--------------------------------------------------------------------------------------------------------------------------

SIGNATURES: THE INSTRUCTION(S) GIVEN ABOVE MUST BE SIGNED                              Medallion Guarantee Stamp
BY ALL REGISTERED HOLDER(S). IF HELD IN JOINT NAME, BOTH                       -------------------------------------------
OWNERS MUST SIGN. ALL SIGNATURE(S) MUST BE GUARANTEED
BY A PARTICIPANT IN THE MEDALLION SIGNATURE PROGRAM.

____________________________           ______________
       Signature                            Date
                                                                               -------------------------------------------
____________________________           ______________                          SEE REVERSE SIDE FOR ADDITIONAL INFORMATION
       Signature                            Date

Make no markings below this dotted line
 ..........................................................................................................................



--------------------------------------------------------------------------------------------------------------------------
                                             FOLD AND DETACH HERE

TRANSACTION REQUEST FORM - PLEASE KEEP THIS FORM FOR FUTURE REQUESTS (SEE REVERSE SIDE FOR PROPER ENTRY INSTRUCTIONS)

BOX / / Issue a certificate from my Direct Registration      BOX / / Issue Direct Registration shares in place of the
#1      shares position (Please choose one option only):     #2      attached certificated share(s):
        / / / / / / /                                                / / / / / / /
        (Indicate number of whole shares)  OR  All Shares            (Indicate number of whole shares) Please enclose
        (check here) / /                                              your certificate(s). A Direct Registration
                                                                      Transaction Advice will be issued and mailed to you.
--------------------------------------------------------------------------------------------------------------------------
BOX / / Sell my certificated shares:                         BOX / / Sell my Direct Registration Shares:
#3      / / / / / / /                                        #4      / / / / / / /
        (Indicate number of whole shares)                            (Indicate number of whole shares)  OR  All Shares
                                                                     (check here) / /

PLEASE ENCLOSE YOUR CERTIFICATE(S) IF SELLING CERTIFICATED SHARES. SHARES WILL BE SOLD SUBJECT TO THE TERMS AND CONDITIONS
OUTLINED IN THE DIVIDEND REINVESTMENT OR DIRECT STOCK PURCHASE PLAN PROSPECTUS. THESE TERMS AND CONDITIONS ARE ALSO
SUMMARIZED IN THE DIRECT REGISTRATION BROCHURE WHICH YOU EITHER PREVIOUSLY RECEIVED OR IS ENCLOSED WITH THIS ADVICE.

BOX / / Change my address - Mark this box and complete the other side of form.
#5

--------------------------------------------------------------------------------------------------------------------------
ALL REQUESTS MUST BE SIGNED           SIGNATURE           SIGNATURE            DATE     DAYTIME TELEPHONE NO.
BY ALL REGISTERED OWNERS                                                                (  )
--------------------------------------------------------------------------------------------------------------------------
                                      Make no markings below this dotted line
 ..........................................................................................................................


                            ABOUT YOUR TRANSACTION ADVICE

This advice is your record of the indicated securities being credited to your account in book entry form as part of a Direct Registration System. It should be kept with your important documents as a record of your ownership of these securities. This completes the transaction that you initiated.

You are asked to review carefully all of the information shown on the reverse side to be sure that it conforms with your understanding of the transaction. When doing so, please make a point to verify your Broker/Dealer Information, if present. Your failure to notify the Transfer Agent of any corrections to your Broker/Dealer Information will be deemed your confirmation of this information. If you elect to sell these securities (or any additional securities credited to your account) through your Broker/Dealer, they may be transferred by the Transfer Agent to your Broker/Dealer without further confirmation of such Broker/Dealer Information from you. For this reason, it is most important that the Broker/Dealer Information shown on the reverse side, or any future Broker/Dealer Information that may be provided to the Transfer Agent, be accurate. The Transfer Agent must rely entirely on the Broker/Dealer Information currently shown in its records, and will not be responsible for any error that may occur in the transfer of your securities in reliance upon inaccurate Broker/Dealer Information furnished by you or your Broker/Dealer.

There may be rights, privileges, restrictions and conditions attached to the securities covered by this Advice. A full copy of the text of any rights, privileges, restrictions and conditions can be obtained by writing to the Secretary of the Company.

-------------------------------------------------------------------------------

   INSTRUCTIONS FOR AUTHORIZATION TO ADD/CHANGE BROKER/DEALER INFORMATION


COMPLETE THIS FORM IF:
----------------------

    o  You need to add/change any of your Broker/Dealer Information.
    o You want to electronically transfer your Direct Registration securities to the Broker/Dealer you designate.

REMEMBER:
---------

    o Once a Broker/Dealer has been identified on your account, you may transfer any number of your shares to the Broker/Dealer electronically by simply calling The Bank of New York at the toll free number listed on the front of this advice.
    o While you may only have one Broker/Dealer identified on your account, you may change this information at any time by completing the add/change section on the reverse side of this form, having your signature guaranteed, and returning the completed form to The Bank of New York.
    o You must sign this form and have your signature guaranteed by a participant in the Medallion Signature Guarantee Program. If there is more than one name on the account, both shareowners must sign. All securities will be transferred unless you specify fewer than "ALL" shares. Send the completed form to The Bank of New York, PO Box 11022, Church Street Station, New York, NY 10286-1022.
    o If you want to transfer your shares to any other person, call The Bank of New York for the appropriate forms.

-------------------------------------------------------------------------------
                                      DETACH HERE

CHANGE OF ADDRESS:
(Please print new information):_________________________________________________
                                 STREET          CITY       STATE       ZIP CODE

INSTRUCTIONS FOR TRANSACTION REQUEST SECTION ON THE REVERSE SIDE
1. Mark Box #1 to receive shares in certificate form from your Direct Registration position. Enter the number of whole shares you wish to receive or check the box provided if you wish to receive all Direct Registration shares in certificate form.

2. Mark Box #2 to move shares held by you in certificated form to your Direct Registration position. Enter the number of whole shares you wish to add to your Direct Registration position from your certificated shares. Please enclose your certificate(s).

3. Mark Box #3 to sell your certificated shares. Enter the number of whole shares you wish to sell from your certificated position. You will receive a check for the net proceeds of the sale (LESS SERVICE FEES AND BROKERAGE COMMISSION AS OUTLINED IN THE DIVIDEND REINVESTMENT OR DIRECT PURCHASE PLAN PROSPECTUS). Please enclose your certificate(s).

4. Mark Box #4 to sell your Direct Registration Shares. Enter the number of whole shares you wish to sell from your Direct Registration position or check the box provided for "ALL" shares. You will receive a check for the net proceeds of the sale (LESS SERVICE FEES AND BROKERAGE COMMISSIONS AS OUTLINED IN THE DIVIDEND REINVESTMENT OR DIRECT PURCHASE PLAN PROSPECTUS).

5. Mark Box #5 to make an address change on your account. Please complete address change information above.

ALL REQUESTS MUST BE SIGNED BY ALL REGISTERED OWNERS. PLEASE PRINT NUMERALS
                             IN BLUE OR BLACK INK.

             MAIL ALL REQUESTED TRANSACTIONS TO: The Bank Of New York
                                                 Church Street Station
                                                 P.O. Box 11022
                                                 New York, NY 10286-1022

 ...............................................................................